Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

December 8, 2009

First California Financial Group, Inc.

3027 Townsgate Road, Suite 300

Westlake Village, California 91361

Re:	First California Financial Group, Inc.

Registration Statement on Form S-1 (File No. 333-160816)

Ladies and Gentlemen:

We have acted as special counsel to First California Financial Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-1 (File No. 333-160816), initially filed by the Company on July 27, 2009 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and Amendment No. 1 thereto, filed December 8, 2009 (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”). The Registration Statement relates to the issuance and sale of up to $34,500,000 aggregate offering price of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including shares of Common Stock subject to an over-allotment option, (the shares of Common Stock covered by the Registration Statement are collectively referred to herein as the “Shares”), in connection with a proposed public offering by the Company.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Act.

In connection with the opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement; the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company, as issuer, and Keefe, Bruyette & Woods, Inc. (the “Underwriter”), filed as Exhibit 1.1 to the Registration Statement; a specimen certificate representing the Common Stock filed as Exhibit 4.4 to the Registration Statement; the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect; the Amended and Restated By-Laws of the Company, as amended to the date hereof and currently in effect; and certain resolutions of the Board of Directors of the Company, relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinion set forth herein is limited to the Delaware corporate law. We do not express any opinion with respect to the law of any other jurisdiction or as to the effect of any such law on the opinion herein.

Based upon and subject to the foregoing, we are of the opinion that when the Registration Statement becomes effective under the Act; the Underwriting Agreement has been duly executed and delivered, and the certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriter as contemplated by the Underwriting Agreement at a price per share not less than the per share par value of the Common Stock, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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